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                                  EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES OF DECRANE HOLDINGS CO.

DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation.


SUBSIDIARIES OF DECRANE AIRCRAFT HOLDINGS, INC.

AEROSPACE DISPLAY SYSTEMS, INC., a Delaware corporation.
AUDIO INTERNATIONAL, INC., an Arkansas corporation.
AUDIO INTERNATIONAL SALES, INC., a U. S. Virgin Islands corporation. AVTECH CORPORATION, a Washington corporation.
CORY COMPONENTS, INC., a California corporation.
CWP ACQUISITION, INC., a Delaware corporation.
DETTMERS INDUSTRIES, INC., a Delaware corporation.
ELSINORE AEROSPACE SERVICES, INC., a California corporation.
ELSINORE ENGINEERING, INC., a Delaware corporation.
FLIGHT REFUELING, INC., a Maryland corporation.
HOLLINGSEAD INTERNATIONAL, INC., a California corporation.
HOLLINGSEAD INTERNATIONAL, LTD., a UK company.
PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation.
PATS, INC., a Maryland corporation.
PATS AIRCRAFT AND ENGINEERING CORPORATION, a Maryland corporation. PATS SUPPORT, INC., a Maryland corporation.
PPI HOLDINGS, INC., a Kansas corporation.
PRECISION PATTERN, INC., a Kansas corporation.
TRI-STAR ELECTRONICS EUROPE S.A., a Swiss company.
TRI-STAR ELECTRONICS INTERNATIONAL, INC., a California corporation. TRI-STAR TECHNOLOGIES, a California general partnership.